Exhibit 99

En Pointe Technologies Acquires Assets of Viablelinks, Inc.

Los Angeles, CA – October 1, 2004 – En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of information technology products and services, today announced it has acquired, through its wholly-owned subsidiary En Pointe Technologies Sales, Inc. certain assets of Viablelinks, Inc., a Portland, Oregon and Boise, Idaho-based regional reseller of technology products and services and hired approximately 40 of Viablelinks’ personnel.

“We are very excited about having the talented people of Viablelinks join the En Pointe team, including its very experienced salespeople, technically-strong support personnel and skilled managers,” said Bob Din, President and CEO of En Pointe Technologies, Inc. “Tom Scoggin, along with Bruce Wood and their team of motivated and highly-qualified service engineers, technical and sales people have built a dynamic and very successful business.”

Viablelinks was formed in July 2000 with the goal of becoming the premier Portland-based business technology solution provider. Since its founding, Viablelinks has grown rapidly serving its customers in Portland and Boise with annual revenue of approximately $15 million.

“En Pointe has built one of the industry’s finest product and service delivery systems – one with true nationwide capabilities,” said Tom Scoggin, former President of Viablelinks, Inc. “We look forward to utilizing En Pointe’s extensive suite of tools, including its e-commerce platform AccessPointeTM and, by utilizing En Pointe’s ISO 9001:2000 certified integration center, to provide even better service to our current and future customers. From En Pointe’s long-term, solid relationships with its manufacturers and vendors to its comprehensive use of technical systems including SAP, Clarify and AccessPointe, I strongly believe this combination with En Pointe will yield significant benefits to our customers. The growth opportunities and synergies provided by teaming together with En Pointe give us the potential to take the combined team well beyond our previous expectations.”

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. [, through its wholly-owned subsidiaries,] is a national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes. A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream IT products available in the US while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointe 4.0TM provides En Pointe’s customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow the Company’s customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: pre-sales consulting, technology planning and management, which includes — integration, configuration, deployment and migration, helpdesk support services, project and program management, and infrastructure support and maintenance.

En Pointe, a minority business enterprise, is represented nationally with a concentration in more than 22 sales and service markets throughout the United States, as well as a value-added ISO 9002 certified integration facility in Ontario, California. Please visit En Pointe at www.enpointe.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward- looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: Changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and, availability of adequate financing.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any press release or investor matters, please e-mail your inquiries to:

Javed Latif
Chief Financial Officer
En Pointe Technologies, Inc.
Phone: (310) 725-5212
Fax: (310) 725- 9786
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:
sales@enpointe.com or contact us by phone at (310) 725-5200.